Exhibit 5.1

February 15, 2022

Bridgeline Digital, Inc.

100 Sylvan Road, Suite G700

Woburn, MA 01801

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Bridgeline Digital, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of up to $50,000,000 of the following securities: (i) shares (the “Company Shares”) of common stock, par value $0.001 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series, (iii) one or more series of debt securities of the Company (the “Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for shares of the Common Stock or Preferred Stock; (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), and (v) units consisting of two or more of the Securities (as defined below) (“Units”). The Company Shares, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.” The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act, is herein referred to as the “Registration Statement.”

The Securities may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), and supplements to the Prospectus (each, a “Prospectus Supplement”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. Each Warrant Agreement and each Unit Agreement are herein collectively called the “Agreements.”

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock, when (a) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the Delaware General Corporation Law regarding such series of Preferred Stock with the Delaware Secretary of State and (b) shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3.

When (i) the terms of any Debt Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Debt Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture (including any supplemental indenture), such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

4.

When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Act, (b) the Board shall not have rescinded or otherwise modified the authorization of such Securities, (c) a definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture) or Agreement, pursuant to which such Securities may be issued, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the certificate of incorporation and bylaws of the Company (if applicable), (d) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (e) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties, or (iv) any applicable law (other than the Delaware General Corporation Law and the law of the State of California in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to the Delaware General Corporation Law and the law of the State of California, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation